PRIVILEGED AND CONFIDENTIAL
WLR&K DRAFT: 9/18/06

BERRY PLASTICS GROUP, INC.

2006 EQUITY INCENTIVE PLAN

1. Purpose.

The purpose of this Plan is to strengthen Berry Plastics Group, Inc., a Delaware corporation (the “Company”), by providing an incentive to its and its Subsidiaries’ employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees, officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of options to acquire shares of the Company’s common stock.

2. Definitions.

For purposes of the Plan:

2.1 “Award” means a Stock Award or grant of Options or SARs pursuant to the terms of the Plan.

2.2 “Affiliate” means, with respect to any entity, any other entity, directly or indirectly, controlled by, controlling or under common control with such entity.

2.3 “Agreement” means the written agreement between the Company and a Grantee of an Award, evidencing the grant of an Option, SAR or Stock Award, as applicable, and setting forth the terms and conditions thereof.

2.4 “Board” means the Board of Directors of the Company.

2.5 “BPC” means BPC Holding Corporation, a Delaware corporation.

2.6 “Cause” means:

(a) in the case of a Grantee whose employment with the Company or its Subsidiaries is subject to the terms of an employment agreement between such Grantee and the Company or its Subsidiaries, which employment agreement includes a definition of “Cause,” the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; provided, however, that notwithstanding the foregoing, to the extent the employment agreement defines “Cause” to include the commission of, indictment for, conviction of or plea of no contest to a felony or other crime, in no event shall such commission, indictment, conviction or plea constitute Cause hereunder unless the act constituted a crime that is (a) a serious felony (or equivalent classification) under applicable law or (b) a crime against the Company or its Subsidiaries; and

(b) in all other cases, the Grantee’s (a) intentional failure or refusal to perform reasonably assigned duties, (b) dishonesty, willful misconduct or gross negligence in the performance of the Grantee’s duties to the Company or its Subsidiaries, (c) involvement in a transaction in connection with the performance of the Grantee’s duties to the Company or its Subsidiaries which transaction is adverse to the interests of the Company or its Subsidiaries and which is engaged in for personal profit, (d) willful violation of any law, rule or regulation in connection with the performance of the Grantee’s duties to the Company or its Subsidiaries (other than misdemeanor traffic violations or similar minor offenses), (e) indictment for, conviction of or plea of no contest to any crime that is (1) a serious felony (or equivalent classification) under applicable law or (2) a crime against the Company or its Subsidiaries or (f) action or inaction materially adversely affecting the Company or its Subsidiaries.

2.7 “Change in Capitalization” means any change in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.8 A “Change in Control” means the occurrence of any of the following events:

(a) An acquisition of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has (i) “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities or (ii) the power to elect a majority of the Board without the vote of any Investors; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.8 (a), an acquisition of Shares or Voting Securities by (i) the Company or any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Related Entity”) or (ii), any Investors or any Affiliates of any Investors, shall not constitute a Change in Control;

(b) The consummation of a merger, consolidation or reorganization of, with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where immediately following the Merger the Investors or any Affiliates of the Investors own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the corporation resulting from the Merger (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person or (y) if more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Surviving Corporation is Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), the ultimate Parent Corporation or (z) an IPO; or

(c) The sale or other disposition of all or substantially all of the assets of the Company, BPC or Berry Plastics Corporation to any Person, other than (i) a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction if the disposition of assets is regarded as a Merger for this purpose or (ii) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets.

2.9 “Closing” and “Closing Date” have the meanings given such terms in the Agreement and Plan of Merger, dated as of June 28, 2006, by and between BPC, BPC Acquisition Corp., and the Company.

2.10 “Code” means the Internal Revenue Code of 1986, as amended.

2.11 “Committee” means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

2.12 “Company” means Berry Plastics Group, Inc.

2.13 “Corporate Transaction” means any of the following events:

(a) consummation of any merger or consolidation of the Company with or into another corporation; or

(b) consummation of any sale of all or substantially all of the assets of the Company, BPC or Berry other than a transfer of the Company’s assets to a Subsidiary of the Company.

2.14 “Disability” means:

(a) in the case of a Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Disability,” the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

(b) in all other cases, a physical or mental infirmity which impairs the Grantee’s ability to perform substantially his or her duties for a period of ninety (90) days in any three-hundred and sixty-five (365) day period.

2.15 “EBITDA” means the consolidated income of the Company before interest, taxes, depreciation, amortization, gain or loss on the disposal of assets, acquisition or attempted acquisition-related expenses and other non-cash charges (including, without limitation, revaluations of vested stock options required by generally accepted accounting principles, to the extent deducted in computing consolidated income, but excluding any non-cash charge that requires an accrual or reserve for cash expenditures in future periods or which involve a cash expenditure in a prior period (determined in accordance with generally accepted accounting principles, consistently applied, with inventory valued on a “first-in, first-out” basis).

2.16 “EBITDA Target” means, with respect to a fiscal year of the Company or a portion thereof, the EBITDA target for such year or a portion thereof, based on which a Fixed Priced Option or Fixed Priced SAR may vest, as set forth in an Agreement.

2.17 “Eligible Individual” means any director, officer, employee or consultant of the Company or a Subsidiary who is designated by the Committee as eligible to receive Awards.

2.18 “Escalating Priced Option” means an Option with an initial exercise price per Share on the date the Option is granted equal to the Fair Market Value of a Share, which exercise price shall increase at a rate of 15% per year as set forth in the Agreement evidencing such Option.

2.19 “Escalating Priced SAR” means a SAR with an initial exercise price per Share on the date the SAR is granted equal to the Fair Market Value of a Share, which exercise price shall increase at a rate of 15% per year as set forth in the Agreement evidencing such SAR.

2.20 “Excess EBITDA” shall have the meaning set forth in Section 6.3.

2.21 “Excess Year” shall have the meaning set forth in Section 6.3.

2.22 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.23 “Fair Market Value” on any date means the value of the Shares determined in good faith by the Board or the Committee.

2.24 “Fixed Priced Option” means an Option with an exercise price per Share that, subject to Sections 11 and 12 hereof, does not change and is equal to the Fair Market Value of a Share on the date such Option is granted.

2.25 “Fixed Priced SAR” means a SAR with an exercise price per Share that, subject to Sections 11 and 12 hereof, does not change and is equal to the Fair Market Value of a Share on the date such SAR is granted..

2.26 “Grantee” means an individual to whom an Award is granted under the Plan.

2.27 “Investors” means any Person (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) who owns Shares immediately following the Closing.

2.28 “IPO” means the initial underwritten offering of the Shares pursuant to a registration statement (other than a Form S-8 or any successor form) declared effective with the Securities and Exchange Commission.

2.29 “IRR Event” means a transaction constituting a Change in Control, pursuant to which each of the Investors attain a

32.5% compounded annual rate of return based on the price per Share paid by the Investors at the Closing Date and the price per Share obtained upon the Change in Control, as appropriately adjusted for any Change in Capitalization.

2.30 “Missed Year” shall have the meaning set forth in Section 6.3.

2.31 “Option” means a stock option granted under the Plan, which is not an “incentive stock option” within the meaning of Section 422 of the Code.

2.32 “Optionee” means a person under the Plan to whom an Option has been granted under the Plan.

2.33 “Parent” means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.34 “Performance Period” means the period set forth in an Agreement over which an Award may become vested and exercisable based on the achievement by the Company of EBITDA Targets.

2.35 “Permitted Transferee” means a Grantee’s spouse, parents, children (whether natural or adopted), stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren (the Grantee’s “Immediate Family”), a trust solely for the benefit of members of the Grantee’s Immediate Family (a “Family Trust”) and a partnership in which members of the Grantee’s Immediate Family and/or Family Trusts are the only partners.

2.36 “Plan” means the Berry Plastics Group, Inc. 2006 Equity Incentive Plan, as amended and/or restated from time to time.

2.37 “Redundancy” means the termination of the employment of a Grantee within six months following a material acquisition or disposition by the Company, provided that the Board determines in good faith that such acquisition or disposition resulted in the elimination of, or a redundancy in, the Grantee’s position.

2.38 “Retirement” means the retirement of a Grantee from the employment of the Company and all of its Subsidiaries on or after attaining the age of 60 with ten years of service with the Company and/or one or more of its subsidiaries.

2.39 “SAR” means a stock appreciation right granted under the Plan, pursuant to which the grantee of such stock appreciation right is entitled, upon exercise thereof, to receive an amount in cash equal to the product of (i) the excess of the Fair Market Value of one Share on the date of exercise over the exercise price of such stock appreciation right, multiplied by (ii) the number of Shares in respect of which the stock appreciation right has been exercised.

2.40 “Section 409A” shall mean Section 409A of the Code and any guidance or regulations with respect thereto.

2.41 “Securities Act” means the Securities Act of 1933, as amended.

2.42 “Sell” means to sell, or in any other way directly or indirectly transfer, assign, distribute, pledge, hypothecate, encumber or otherwise dispose of, either voluntarily or involuntarily; and the terms “Sale” and “Sold” shall have meanings correlative to the foregoing.

2.43 “Shares” means the common stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

2.44 “Stock Award” means an award of the right to purchase Shares under Section 8 of the Plan.

2.45 “Subsidiary” means any entity, whether or not incorporated, in which the Company directly or indirectly owns fifty percent (50%) or more of the outstanding equity or other ownership interests.

3. Administration.

3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two members of the Board and may consist of the entire Board. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.

3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Awards shall be granted under the Plan and the number of Shares subject to such Awards and to prescribe the terms and conditions (which need not be identical) of each such Award, including the exercise price per Share, the vesting schedule and the duration of Options and SARs, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

(b) to construe and interpret the Plan and the Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Grantees, and all other persons having any interest therein;

(c) to determine the duration and purposes for leaves of absence which may be granted to a Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4. Stock Subject to the Plan; Grant Obligations and Limitations.

4.1 Subject to Section 11 of the Plan, the maximum number of Shares that may be made the subject of Fixed Priced Options and Fixed Priced SARs granted under the Plan is 384,838. Subject to Section 11 of the Plan, the maximum number of Shares that may be made the subject of Escalating Priced Options and Escalating Priced SARs granted under the Plan is 192,414. Subject to Section 11 of the Plan, the maximum number of Shares that may be made the subject of Stock Awards granted under the Plan is 942,258. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board. The Committee may in its sole discretion elect to grant Options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”); provided, however, that Options with respect to at least 95% of the Shares that may be made subject to Options under the Plan shall be nonqualified stock options not intended to qualify as ISOs.

4.2 Upon the granting of an Option or SAR, the number of Shares available under Section 4.1 for the granting of further Options and SARs of the same type (i.e., Fixed Priced Options/SARs or Escalating Priced Options/SARs) shall be reduced by the number of Shares in respect of which the Option or SAR is granted or denominated.

4.3 Whenever any outstanding Option or SAR or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or SAR, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or SAR may again be the subject of Options or SARs granted hereunder of the same type of Option or SAR (i.e., Fixed Priced Options/SARs or Escalating Priced Options/SARs) so expired, cancelled, settled or otherwise terminated.

4.4 The Committee shall grant Options and SARs with respect to at least 486,300 Shares as of the Closing Date.

5. Option and SAR Grants.

Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options and/or SARs and to determine the terms and conditions of the grant to such Eligible Individuals, including the number of Shares subject to each Option and SAR, the term of the Option and/or SAR (which shall not exceed ten (10) years from the date of grant) and any other terms or conditions not inconsistent with the Plan that the Committee determines. The terms and conditions of each Option and SAR shall be set forth in an Agreement. The Committee may, subsequent to the granting of any Option or SAR, extend the term thereof, but in no event shall the term as so extended exceed the maximum term set forth in the first sentence of this Section 5.

6. Vesting and Exercisability of Options and SARs.

6.1 Unless earlier terminated pursuant to the terms of the Plan or an Agreement, or as otherwise provided in an Agreement, each Escalating Priced Option and each Escalating Priced SAR shall vest and become exercisable with respect to twenty percent of the Shares subject to such Option or SAR on an annual basis, beginning with the year commencing January 1, 2007 (the “Initial Vesting Date”). Twenty percent of the Shares subject to such Option or SAR shall have vested by the first anniversary of the Initial Vesting Date, and an additional twenty percent of the Shares subject to such Options or SARs shall be vested by each of the second, third, fourth and fifth anniversaries of the Initial Vesting Date.

6.2 Unless earlier terminated pursuant to the terms of the Plan or an Agreement, or as otherwise provided in an Agreement, each Fixed Priced Option and Fixed Priced SAR shall vest and become exercisable either (i) with respect to twenty percent of the Shares subject to such Option or SAR on an annual basis, beginning with the Initial Vesting Date (i.e., twenty percent of the Shares subject to such Option or SAR shall have vested by the first anniversary of the Initial Vesting Date, and an additional twenty percent of the Shares subject to such Option or SAR shall be vested by each of the second, third, fourth and fifth anniversaries of the Initial Vesting Date), or (ii) subject to Section 6.3, based on the achievement by the Company of EBITDA Targets over the Performance Period as set forth in an Agreement. Fifty percent of the aggregate number of Shares subject to Fixed Priced Options and Fixed Priced SARs granted to an Optionee shall be subject to time based vesting under Section 6.2(i) and the remaining fifty percent shall be subject to performance based vesting under Section 6.2(ii).

6.3 Unless earlier terminated pursuant to the terms of the Plan or an Agreement, or as otherwise provided in an Agreement, with respect to each Fixed Priced Option and Fixed Priced SAR, in the event that the EBITDA Target for any fiscal year or portion thereof in a Performance Period is not achieved (such fiscal year, a “Missed Year”) and the EBITDA Target with respect to (x) the immediately preceding fiscal year (except in the case that the Missed Year is the first fiscal year in the Performance Period), or (y) the immediately following fiscal year (except in the case that the Missed Year is the last year in such Performance Period), is exceeded (each such immediately preceding or immediately following year, an “Excess Year”), then the excess of EBITDA over the EBITDA Target for such Excess Year or Excess Years (the excess with respect to an Excess Year, the “Excess EBITDA”) shall be applied to the Missed Year, and if the application of such Excess

EBITDA results in EBITDA with respect to the Missed Year equal to or in excess of the EBITDA Target with respect to such Missed Year, then the number of Shares that failed to vest by reason of the Company’s failure to achieve the EBITDA Target for the Missed Year shall become vested on the date the Committee determines that such EBITDA Target with respect to the Missed Year was achieved with the application of such Excess EBITDA; provided, with respect to any Excess Year, Excess EBITDA for such year may only be applied to one Missed Year; provided, further, that the Grantee remains employed by the Company or one of its Subsidiaries for the duration of any such Excess Year and the Missed Year to which any such Excess EBITDA is applied.

6.4 Unless earlier terminated pursuant to the terms of the Plan, or as otherwise provided in an Agreement, with respect to each Fixed Priced Option and Fixed Priced SAR, on the ninth anniversary of the date such Option or SAR is granted it shall become vested and exercisable to the extent not already vested.

6.5 EBITDA Targets for each fiscal year or portion thereof during a Performance Period shall be established by the Committee on or prior to the date an Option or SAR is granted and shall be set forth on a schedule attached to the Agreement evidencing such Option or SAR and may be adjusted from time to time thereafter by the Committee in its sole discretion to take into account acquisitions, divestitures, significant deviations in capital expenditures or leasing or other extraordinary events.

6.6 Notwithstanding the foregoing, the Committee may grant an Option or SAR after the Closing Date to a Grantee that was employed by the Company as of the Closing Date, and such Option or SAR may have an adjusted vesting schedule that causes the Option or SAR to be treated, for purposes of vesting, as if it were granted as of the Closing Date. The Committee may accelerate the exercisability of any Option or SAR or portion thereof at any time.

7. Method of Exercise; Rights of Optionees.

7.1 The exercise of an Option or SAR shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which such Option or SAR is to be exercised and, to the extent applicable, accompanied by payment therefore and otherwise in accordance with the Agreement pursuant to which the Option or SAR was granted. Unless otherwise determined by the Committee and except as otherwise set forth in an Agreement, the exercise price paid with respect to the exercise of an Option or SAR shall be paid in cash. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Option or SAR to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option or SAR and the number of Shares (or, in the case of SARs, the cash equivalent thereof) that may be purchased upon exercise shall be rounded to the nearest number of whole Shares (or, in the case of SARs, the cash equivalent thereof).

7.2 No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company.

8. Stock Awards.

8.1 Stock Awards may be granted under the Plan at any time and from time to time. Each Stock Award shall be evidenced by an Agreement that shall be executed by the Company and the grantee of such Stock Award. The Agreement shall specify the terms and conditions of the Stock Award, including without limitation the number of Shares covered by the Stock Award, the purchase price, if any, for such Shares (the “Purchase Price”) and the deadline for the purchase of such Shares.

8.2 The Purchase Price if any, at which each Share covered by the Stock Award may be purchased upon exercise of a Stock Award shall be determined by the Committee and set forth in the applicable Agreement. The Company will not be obligated to issue certificates evidencing Shares purchased under this Section 8 unless and until it receives full payment of the aggregate Purchase Price therefor and all other conditions to the purchase, as determined by the Committee, have been satisfied. The Purchase Price of any Shares subject to a Stock Award must be paid in full at the time of the purchase.

9. Non-Transferability.

No Award shall be Sold, transferred or otherwise disposed of by the Grantee otherwise than by will or by the laws of descent and distribution, and an Award shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Award at the time of grant or permit thereafter, that the Award may be transferred for estate planning purposes to a Permitted Transferee. For purposes of this Plan, a Permitted Transferee of an Award shall be deemed to be the Grantee. The terms of an Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

10. Effect of a Termination of Employment.

10.1 If the employment or engagement of the Grantee is terminated for any reason other than for Cause (or to the extent set forth in an Agreement, other than by reason of death, Disability or Redundancy), the portion of the Option or SAR that is not then vested and exercisable shall immediately terminate. Except as set forth in an Agreement, to the extent the Option or SAR is vested and exercisable as of the date of such termination of employment or engagement, the Option or SAR shall remain exercisable for a period of ninety (90) days immediately following such termination of employment or engagement, after which time the Option or SAR shall automatically terminate in full.

10.2 If the employment or engagement of a Grantee is terminated for Cause (i) any Options or SARs granted to the Grantee hereunder shall immediately terminate in full and no rights thereunder may be exercised, (ii) the Company shall have the right to purchase from such Grantee and the Grantee (or his successor or representative, as the case may be) shall be required to Sell to the Company, at the election of the Company at any time following such termination, any of the Shares acquired by the Grantee upon the exercise of an Option or Stock Award, at a per Share purchase price equal to the lesser of (x) the Fair Market Value of a Share on the date of such purchase by the Company, and (y) the exercise price or Purchase Price paid by the Grantee, if any and (iii) the Grantee (or his successor or representative, as the case may be) shall, at the election of the Company at any time following such termination of employment, be required to pay to the Company with respect to each SAR exercised prior to such date, an amount in cash equal to the greater of (x) any proceeds received by the Grantee pursuant to the exercise of such SAR and (y) the amount, if any, by which the Fair Market Value of a Share on the date of exercise of such SAR exceeded the Fair Market Value of a Share on the date the Company elects to receive such payment.

10.3 Prior to an IPO, upon the termination of the employment or engagement of a Grantee for any reason other than Cause, the Company shall have the right to purchase from such Grantee and the Grantee (or his successor or representative, as the case may be) shall be required to Sell to the Company, at the election of the Company, all Shares acquired by the Grantee pursuant to the exercise of an Option or Stock Award, which Shares have been held by the Grantee for at least six months, at a per Share purchase price equal to the Fair Market Value of a Share on the date of such purchase. The Company’s right of repurchase described herein shall expire one year following the later of (i) the date on which the Grantee’s employment is terminated or (ii) the date on which the Shares being purchased by the Company were acquired by the Grantee.

11. Adjustment Upon Changes In Capitalization.

11.1 In the event of a Change in Capitalization, the Committee shall make appropriate equitable adjustments, to (i) the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted under the Plan and (ii) the number and class of Shares or other stock or securities which are subject to outstanding Options and SARs granted under the Plan and the exercise price or Purchase Price therefor, if applicable; provided, that in the event of any extraordinary dividend (other than the payment of any management fees to the Investors), such equitable adjustments (x) shall preserve the Grantee’s rights substantially proportionate to his or her rights existing immediately prior to such extraordinary dividend (but subject to the limitations and restrictions on such existing rights), and (y) shall comply in all respects with Section 409A..

11.2 If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

12. Effect of Certain Transactions.

12.1 Except as otherwise provided in an Agreement evidencing an Award at the time of grant, in the event of a Corporate Transaction, each outstanding Award shall be assumed or an equivalent award or right substituted by the successor or surviving corporation or a Parent or Subsidiary of the successor or surviving corporation (the “Successor Corporation”); provided, however, that, unless otherwise determined by the Committee, such Awards shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to such Awards prior to such assumption or substitution. For the purpose of this Section 12.1, the Award shall be considered assumed if, following the Corporate Transaction, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, of the type of consideration chosen by the holders of a majority of the outstanding Shares). All Options and SARs shall terminate and cease to remain outstanding immediately following the consummation of a Corporate Transaction, except to the extent assumed or substituted by the Successor Corporation.

12.2 Notwithstanding anything to the contrary contained herein, in the event of a Corporate Transaction pursuant to which each outstanding Award is not assumed or an equivalent award or right substituted by the successor or surviving corporation, the Committee shall (a) authorize the redemption of the unexercised vested portion of the Awards for a consideration per Share equal to the excess of (i) the consideration payable per Share in connection with such Corporate Transaction, over (ii) the exercise price per Share or Purchase Price subject to the Award, and (b) terminate the unvested portion of such Award.

12.3 The Agreement evidencing an Award shall set forth the effect, if any, of a Change in Control or IRR Event on an Award.

12.4 Upon the consummation date of an IPO, the exercise price per Share with respect to each Escalating Priced Option and Escalating Priced SAR shall be increased by a percentage equal to the product of (i) 15% multiplied by (ii) a fraction, the numerator of which is the number of days since the last increase in the exercise price of the Option or SAR and the denominator of which is 365, and shall be fixed at such level for the remainder of the term of the Option or SAR.

13. Plan Amendment or Termination; Modification of Awards.

13.1 The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

13.2 No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Grantee.

14. Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15. Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

16. Regulations and Other Approvals; Governing Law.

16.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

16.2 The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

16.3 Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

17. Multiple Agreements.

The terms of each Award may differ from other Awards granted under the Plan at the same time, or at different times. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Award previously granted to that Eligible Individual.

18. Withholding of Taxes.

At such times as a Grantee recognizes taxable income in connection with the receipt of Shares or cash or other property hereunder (a “Taxable Event”), the Grantee shall pay to the Company an amount equal to the minimum statutory withholding taxes in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance of such Shares or the payment of such cash or other property. The Committee may provide in the Agreement at the time of grant, or at any time thereafter, that the Grantee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

18. Code Section 409A Compliance.

To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to that section by the U.S. Department of the Treasury or the Internal Revenue Service. Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Section 409A will have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A; provided, however, that the present value of Awards granted to Participants after such modification shall not be materially less than the present value of the Awards granted to Participant prior to the modification.